UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

AvidXchange Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40898	86-3391192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 AvidXchange Lane
Charlotte, North Carolina		28206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 560-9305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 15, 2025 (the “Closing Date”), AvidXchange Holdings, Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of May 6, 2025 (the “Merger Agreement”), entered into by and among the Company, Arrow Borrower 2025, Inc., a Delaware corporation (“Parent”), and Arrow Merger Sub 2025, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliates of TPG Global, LLC (“TPG”) through an investment fund managed by TPG, and Corpay, Inc. is also a direct or indirect investor in Parent.

The description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

On the Closing Date, the Company became a grantor and a guarantor under a credit agreement (the “Credit Agreement”) among Arrow Intermediate 2025, Inc., a Delaware corporation (“Holdings”), Parent, the lenders and issuing banks party thereto and Ares Capital Corporation LLC, in its capacities as administrative agent and collateral agent on behalf of the lenders.

The Credit Agreement provides for a term loan of $440.0 million with a seven-year term to maturity (the “Term Loan Facility”) and a seven-year revolving credit facility with commitments in the amount of $60.0 million (the “Revolving Credit Facility”; the Revolving Credit Facility, together with the Term Loan Facility, the “Credit Facilities”). The Credit Facilities will be guaranteed by the Company and certain subsidiaries of Holdings and be secured by substantially all the assets of the borrower and guarantors.

The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants and events of default.

Item 1.02.	Termination of Material Definitive Agreements.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Concurrently with the occurrence of the effective time of the Merger (the “Effective Time”), the Company repaid all loans and terminated all credit commitments outstanding under that certain Amended and Restated Credit and Security Agreement, dated as of August 8, 2024, by and among AvidXchange, Inc., a Delaware corporation, AFV Commerce, Inc., a Delaware corporation, the other Domestic Subsidiary Borrowers (as defined therein) from time to time party thereto, the lenders from time to time party thereto and KeyBank National Association, as Administrative Agent (the “KeyBank Credit Facility”). The guarantees and liens securing the indebtedness under the KeyBank Credit Facility were discharged and released.

Substantially concurrently with the occurrence of the Effective Time, the Company repaid all outstanding indebtedness under (i) that certain Purchase Money Promissory Note, dated December 21, 2021, between AVF Holdings One, Inc., a North Carolina corporation (“AVF Holdings One”), and Silver Hammer Properties, LLC, a North Carolina limited liability company, and (ii) that certain Purchase Money Promissory Note, dated November 15, 2018 (as amended by that certain First Amendment to Purchase Money Promissory Note, dated as of December 21, 2021), between AVF Holdings One and Hamilton Street Properties, LLC, a North Carolina limited liability company (collectively, the “Promissory Notes”). The guarantees and liens securing the indebtedness under the Promissory Notes were discharged and released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Explanatory Note and in Items 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Merger Consideration; Effect on Capital Stock

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned directly by Parent, Merger Sub or their subsidiaries immediately prior to the Effective Time or held in treasury of the Company (which were automatically canceled at the Effective Time for no consideration), (ii) shares of Company Common Stock as to which statutory rights of appraisal had been properly and validly exercised under Delaware law and (iii) shares of Company Common Stock contributed directly or indirectly to Arrow Parent 2025, L.P., a Delaware limited partnership (“Topco”), by the Rollover Stockholders (as defined below) prior to the Effective Time), was automatically canceled and converted into the right to receive cash in an amount equal to $10.00 (the “Merger Consideration”), payable to the holder thereof, without interest, subject to any required withholding of taxes.

Treatment of Company Compensatory Awards

Additionally, immediately prior to the Effective Time and as a result of the Merger, each option to purchase Company Common Stock (a “Company Option”) and each time-based restricted stock unit award (a “Company RSU Award” and, together with the Company Options, the “Company Compensatory Awards”) were treated as follows:

•

Each Company Option that was outstanding, unexercised and vested immediately prior to the Effective Time (each, a “Vested Company Option”) was automatically canceled and terminated and converted into the right to receive an amount in cash, if any, equal to (i) the aggregate number of shares of Company Common Stock subject to each Vested Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Vested Company Option.

•

Each Company Option that was outstanding and unvested immediately prior to the Effective Time (an “Unvested Company Option”) was substituted and immediately converted into an award representing the right to receive an amount in cash (a “Post-Closing Cash Award”) equal to (i) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Unvested Company Option, subject to the same terms and conditions applicable to such award immediately prior to the Effective Time (including continued employment through the applicable vesting date to satisfy any time-based vesting conditions and any accelerated vesting as a result of certain qualifying terminations of employment).

•

If the exercise price per share of any Company Option was equal to or greater than the Merger Consideration, such Company Option was automatically canceled and terminated without payment of any consideration to the holder thereof.

•

Each vested Company RSU Award that remained outstanding immediately prior to the Effective Time and each Company RSU Award that vested upon the occurrence of the Effective Time in accordance with its terms (each, a “Vested Company RSU Award”) was automatically canceled and terminated as of immediately prior to the Effective Time and converted into a right to receive an amount of cash equal to (i) the aggregate number of shares of Company Common Stock underlying such Company RSU Award multiplied by (ii) the Merger Consideration.

•

Except as otherwise set forth in a written agreement among the Company, Parent and the holder of a Company RSU Award entered into prior to the Effective Time, each Company RSU Award that remained outstanding immediately prior to the Effective Time and that did not vest upon the occurrence of the Effective Time by its terms (an “Unvested Company RSU Award”) was automatically substituted and immediately converted into a Post-Closing Cash Award equal to (i) the aggregate number of shares of Company Common Stock underlying such Unvested Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, subject to the terms and conditions of the corresponding Unvested Company RSU Award (including continued employment through the applicable vesting date to satisfy any time-based vesting conditions and any accelerated vesting as a result of certain qualifying terminations of employment).

•	All amounts payable with respect to the Company Compensatory Awards were subject to deduction for any required tax withholding.

All stock plans of the Company, including the 2010 Stock Option Plan, the 2017 Amendment and Restatement of the 2010 Stock Option Plan, the Equity Incentive Plan and the 2021 Long-Term Incentive Award Plan, each as amended from time to time, were terminated effective as of the Effective Time.

The Company’s 2021 Employee Stock Purchase Plan was terminated effective as of immediately prior to the Effective Time and the offering period that would otherwise have been in effect as of the Closing Date was terminated and all purchase rights then-outstanding were exercised prior to the Effective Time.

Rollover Shares

In connection with the Merger, each of Joel Wilhite, Angelic Gibson, Dan Drees and Ryan Stahl (each, a “Rollover Stockholder”), entered into rollover agreements (as amended from time to time, the “Rollover Agreements”) with Arrow Holdings 2025, Inc., a Delaware corporation (“Holdings”), and Topco, pursuant to which, among other matters, each Rollover Stockholder, immediately prior to the Effective Time, contributed, transferred and assigned to Holdings certain shares of Company Common Stock held by such Rollover Stockholder in exchange for newly issued shares of Holdings (“Holdings Shares”), and each Rollover Stockholder immediately thereafter contributed such Holdings Shares to Topco in exchange for Topco issuing newly issued units of Topco to such Rollover Stockholder, in each case, in accordance with the terms of the Rollover Agreements.

On October 15, 2025, one senior vice president of the Company and two vice presidents of the Company (each, an “October Rollover Stockholder”) entered into rollover agreements with Holdings and Topco, pursuant to which, among other matters, each October Rollover Stockholder, immediately prior to the Effective Time, contributed, transferred and assigned to Holdings certain shares of Company Common Stock in exchange for Holdings Shares, and each October Rollover Stockholder immediately thereafter contributed such Holdings Shares to Topco in exchange for Topco issuing newly issued units of Topco to such October Rollover Stockholder, in each case, in accordance with the terms of their respective rollover agreement.

On October 15, 2025, pursuant to Section 12 of the rollover agreement entered into among Joel Wilhite, Holdings and Topco (the “Wilhite Rollover Agreement”), Mr. Wilhite and Topco entered into an agreement to terminate the Wilhite Rollover Agreement such that at the Effective Time, any and all shares of Company Common Stock held by Mr. Wilhite were automatically canceled and converted into the right to receive the Merger Consideration.

On October 15, 2025, pursuant to Section 12 of the rollover agreement entered into among Angelic Gibson, Holdings and Topco (the “Gibson Rollover Agreement”), Ms. Gibson and Topco entered into an agreement to terminate the Gibson Rollover Agreement such that at the Effective Time, any and all shares of Company Common Stock held by Ms. Gibson were automatically canceled and converted into the right to receive the Merger Consideration.

In connection with the Merger, on October 15, 2025, Michael Praeger and certain of his affiliates (collectively, the “Praeger Rollover Parties”), entered into an amended and restated rollover agreement (as amended from time to time, the “Praeger Rollover Agreement”) with Topco, pursuant to which, among other matters, the Praeger Rollover Parties, immediately prior to the Effective Time, contributed, transferred and assigned to Topco certain shares of Company Common Stock held by such Praeger Rollover Party in exchange for Topco issuing newly issued units of Topco to such Praeger Rollover Party, in each case, in accordance with the terms of the Praeger Rollover Agreement. The amount of rollover shares contributed, transferred and assigned to Topco by the Praeger Rollover Parties did not change as a result of such amended and restated rollover agreement.

On October 15, 2025, pursuant to Section 17 of the rollover agreement entered into among Ryan Stahl, Holdings and Topco, dated as of May 6, 2025 (the “Stahl Rollover Agreement”), Mr. Stahl, Topco and Holdings entered into an amendment to the Stahl Rollover Agreement to increase the number of shares of Company Common Stock that Mr. Stahl, immediately prior to the Effective Time, contributed, transferred and assigned to Holdings in exchange for certain Holdings Shares, which Mr. Stahl immediately thereafter contributed to Topco in exchange for Topco issuing newly issued units of Topco to Mr. Stahl, in accordance with the terms of the Stahl Rollover Agreement.

On October 15, 2025, Mastercard International Incorporated (“Mastercard”) entered into a rollover agreement with Holdings and Topco, pursuant to which, among other matters, Mastercard, immediately prior to the Effective Time, contributed, transferred and assigned to Holdings certain shares of Company Common Stock in exchange for Holdings Shares, and Mastercard immediately thereafter contributed such Holdings Shares to Topco in exchange for Topco issuing newly issued units of Topco to Mastercard, in accordance with the terms of its rollover agreement.

The definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2025 contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Explanatory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On October 15, 2025, in connection with the consummation of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that a certificate of merger had been filed with the Secretary of State of the State of Delaware for purposes of consummating the Merger. The Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock. As a result, trading of the Company Common Stock, which traded under the ticker symbol “AVDX” on Nasdaq, was suspended prior to the opening of trading on Nasdaq on October 15, 2025.

Upon effectiveness of the Form 25, the Company intends to file a Certification and Notice of Termination on Form 15 with the SEC to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in the Explanatory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

In connection with the Merger and at the Effective Time, other than Mr. Drees, Mr. Stahl, the October Rollover Stockholders, the Praeger Rollover Parties and Mastercard, holders of Company Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information provided in the Explanatory Note and in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information provided in the Explanatory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

Directors and Officers

On the Closing Date, in connection with the consummation of the Merger, each of Oni Chukwu, Lance Drummond, James Hausman, Teresa Mackintosh, J. Michael McGuire, Asif Ramji, Arthur J. Rubado and Sonali Sambhus, representing certain members of the Board of Directors of the Company (the “Board”) as of immediately prior to the Effective Time, resigned from their positions as members of the Board and from any and all committees of the Board on which they served. These departures were solely in connection with the consummation of the Merger and not a result of any disagreements between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Also pursuant to the terms of the Merger Agreement, the officers of the Company immediately prior to the Effective Time continued as the officers of the Surviving Corporation.

Retention Bonus Program

Pursuant to the Merger Agreement, the Company has implemented a retention bonus program with an aggregate value of approximately $3,000,000 (the “Retention Bonus Program”) to promote retention and incentivize efforts to consummate the transactions contemplated by the Merger Agreement. Under the Retention Bonus Program, each of the Company’s named executive officers and certain other key employees are eligible for a retention bonus. Each award under the Retention Bonus Program will be paid in cash or, if so elected by the individual prior to the closing of the Merger, in the form of restricted common units of Topco or an affiliate. The total cash value of the retention bonus awarded to each of the Company’s named executive officers is as follows: $1,104,000 to Michael Praeger, $378,000 to Daniel Drees, $462,000 to Joel Wilhite, $282,000 to Angelic Gibson, and $190,500 to Ryan Stahl.

Each award (whether to be satisfied in cash or Topco restricted common units) will vest in three substantially equal annual installments on the first three anniversaries of the Closing Date, subject to the individual’s continuing service through the applicable payment or vesting date. In the event of an individual’s termination in a manner that would give rise to the payment of any severance, he or she will remain eligible to receive any unvested portion of his or her award, subject to the execution of a general release of claims.

Deferred Compensation Plan

In addition, the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was terminated effective as of immediately following the Effective Time and the payment of all accrued benefits under the Deferred Compensation Plan was accelerated so that such amounts will be paid to participants, which include each of the Company’s named executive officers, as soon as practicable following the Effective Time, but not later than the date that is twelve months following the termination of the Deferred Compensation Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Explanatory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.03.

In accordance with the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and the bylaws of the Company in effect immediately prior to the Effective Time were amended and restated in their entirety to be in the form of the bylaws of Merger Sub immediately prior to the Effective Time, as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On October 15, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 6, 2025, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed on May 7, 2025)*

3.1	Amended and Restated Certificate of Incorporation of the Company, dated as of October 15, 2025.

3.2	Amended and Restated Bylaws of the Company, dated as of October 15, 2025.

99.1	Press Release, dated October 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDXCHANGE HOLDINGS, INC.

Date: October 15, 2025	By:	/s/ Ryan Stahl
	Name:	Ryan Stahl
	Title:	General Counsel, Senior Vice President and Secretary